                                                                    EXHIBIT 99.6

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4/S-8 of my name as a person who is anticipated to become a director of Paragon Health Network, Inc. immediately following the consummation of the offering that is the subject of this Registration Statement.

June 19, 1998

                                              /s/ Arthur W. Stratton, Jr., M.D.
                                              ---------------------------------
                                              Arthur W. Stratton, Jr., M.D.